UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2016

CSRA INC.
(Exact name of Registrant as specified in its charter)

Nevada	001-37494	47-4310550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3170 Fairview Park Drive	22042
Falls Church, Virginia	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code
703-641-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08.                          Shareholder Director Nominations.

To the extent applicable, the information in Item 8.01 of this Form 8-K is incorporated by reference into this Item 5.08.

Item 8.01.                          Other Events.

The Board of Directors of CSRA Inc. (the “Company”) has established August 9, 2016 as the date of the Company’s 2016 Annual Meeting of stockholders (the “2016 Annual Meeting”), which will be held at a time and location to be determined and specified in the Company’s proxy statement.  The record date for determination of stockholders to be entitled to vote at the 2016 Annual Meeting, and any adjournment thereof, will be the close of business on June 13, 2016.  More information regarding the 2016 Annual Meeting will be disclosed in the Company’s proxy statement which the Company anticipates filing with the United States Securities and Exchange Commission (the “SEC”) on or before June 30, 2016.

Stockholders of the Company who wish to have a proposal considered for inclusion in the Company’s proxy materials for the 2016 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must ensure that such proposal is received by the Company’s Secretary, William J. Haynes II, at 3170 Fairview Park Drive, Falls Church, Virginia 22042 no later than the close of business on June 13, 2016.  Any such proposal must also meet the requirements set forth in the rules and regulations of the SEC to be eligible for inclusion in the proxy materials for the 2016 Annual Meeting.

In addition, in accordance with the requirements contained in the Company’s amended and restated bylaws (the “Bylaws”), stockholders who wish to bring business before the 2016 Annual Meeting outside of Rule 14a-8 under the Exchange Act or to nominate a person for election as a director must ensure that written notice of such proposal (including all of the information specified in the Bylaws) is received by the Company’s Secretary, William J. Haynes II, at the address specified above, no later than the close of business on June 13, 2016.  Any such proposal must meet the requirements set forth in the Bylaws to be brought before the 2016 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

CSRA INC.

Dated: June 3, 2016	By:	/s/ William J. Haynes II
	Name:	William J. Haynes II
	Title:	Executive Vice President, General Counsel and Secretary